Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of earliest event reported: April 22, 2003

Manhattan Associates, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation)

2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339
(Address of Principal Executive Offices)                                 (Zip Code)

(770) 955-7070
(Registrant’s telephone number, including area code)

SIGNATURES
EX-99.1 Press Release dated 4-22-03

Item 5. Other Events.

     On April 22, 2003, Manhattan Associates, Inc. (the “Company”) announced that Alan J. Dabbiere will resign from the Company’s Board of Directors and from his position as Chairman of the Board of Directors effective on the date of the company’s annual meeting of shareholders, scheduled to occur May 22, 2003. A copy of the press release relating to the foregoing is set forth as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

                        The following exhibit is furnished in accordance with Item 601 of Regulation S-K:

                        99.1      Press Release dated April 22, 2003.

Item 9. Regulation FD Disclosure

     On April 22, 2003, the Company issued a press release providing the final results for its financial performance for the quarter ended March 31, 2003. A copy of this press release, which also incorporated the information disclosed in Item 5 of this Form 8-K, is attached as Exhibit 99.1. Pursuant to General Instruction B.6 of Form 8-K, this exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as required by that instruction. Further, pursuant to interim guidance issued by the Securities and Exchange Commission (the “Commission”) on March 27, 2003, the registrant is including the foregoing Item 12 information under Item 9 because Item 12 has not yet been added to the EDGAR system.

     The press release includes the Company’s adjusted net income and adjusted net income per share as additional information of the Company’s operating results. The measures are not in accordance with, or an alternative for, GAAP and may be different from net income and per share measures used by other companies. The Company believes that this presentation of adjusted net income and adjusted net income per share provides useful information to investors regarding certain additional financial and business trends relating to our financial condition and results of operations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Manhattan Associates, Inc.

By:	/s/ Edward K. Quibell

Edward K. Quibell
Senior Vice President and Chief Financial Officer

Dated: April 24, 2003